U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 4, 2013

GREATBATCH, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2595 Dallas Parkway, Suite 310, Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (716) 759-5600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities

On June 5, 2013, Greatbatch, Inc. (the “Company”) announced a realignment of its operating structure to optimize its continued focus on profitable growth. The move realigns the current sales & marketing and operations organizations of Greatbatch Medical and Electrochem Solutions, unifying them within the Company.  This reflects the Company’s progression from strictly a developer of components and sub-assemblies to an organization capable of developing complete medical devices for its OEM customers.

Under the realignment, the Company expects to incur restructuring charges through the end of 2014 estimated to be between $4.2 and $5.0 million.  These charges will consist primarily of cash expenditures.  The major types of costs to be incurred and an estimate of the range of amounts expected to be incurred are as follows: severance and termination benefits, $2.9 to $3.2 million; and travel, recruiting and relocation, $1.3 to $1.8 million.  When fully implemented, the realignment is expected to result in annual savings of approximately $7.0 to $7.7 million.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 In connection with the realignment, the Company has appointed Mauricio Arellano as the Company’s Executive Vice President for Global Operations.  He had been serving as President of the Company’s Greatbatch Medical business.  In connection with his appointment as Global Operations Officer, Mr. Arellano will continue to receive his current compensation and benefits.

The Company also has appointed Susan M. Bratton as the Company’s Executive Vice President for Business Development.  She had been serving as President of the Company’s Electrochem business.  In connection with her appointment as the Company’s Business Development Officer, Ms. Bratton will continue to receive her current compensation and benefits.

Item 8.01.	Other Events.

On June 5, 2013, the Company also announced the appointment of Andrew Holman as the Company’s Executive Vice President, Global Sales & Marketing.  In that position, Mr. Holman will provide strategic guidance and leadership to the Company’s commercial operations, including its sales, marketing and product development activities.

On June 5, 2013, the Company also announced the appointment of George Cintra as the Company’s Senior Vice President and Chief Technology Officer.  As Chief Technology Officer, Mr. Cintra will lead the Company’s research and development activities, providing strategic guidance and technical leadership to the Company’s business segments.

A copy of the press release announcing the realignment is attached as exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

99.1 Press Release dated June 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	June 5, 2013	GREATBATCH, INC.

		By:	/s/ Thomas J. Mazza
Thomas J. Mazza
Vice President and Corporate Controller